SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☑

Filed by a Party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☑	Definitive additional materials.
☐	Soliciting material under §240.14a-12.

Medco Health Solutions, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

Beginning December 9, 2011, Medco Health Solutions, Inc. (“Medco”) provided the following materials to Medco employees:

Friday, December 9, 2011

Merger information: Report, Articles and New FAQs added to Merger website

On the press release page of the Merger Communication website, we are pleased to share a report that was published this week by Jonathan Orszag and Kevin Green of Compass Lexecon. The report highlights the benefits that pharmacy benefit managers provide. Also, on that page you will find links to recent columns/articles of interest written by former Senator Tom Daschle, former Health and Human Services Secretary Michael Leavitt and Compass Lexecon Senior Managing Director Jonathan Orszag.

Based on the questions received from employees (via the Medco Merger Questions mailbox), we have updated the Frequently Asked Questions page on the Merger Communications website. This week’s update also includes Express Scripts’ responses to employee questions.

Many thanks to those of you who’ve taken the time to submit questions and explore the website. There are now more than 100 questions posted on the FAQ page, categorized by topic – the transaction, benefits, compensation, stock, employment, communications, continuing operations and integration, and responses from Express Scripts. We encourage you to review these questions to see if your concern has been answered. We will continue to combine recurring and/or similar questions into categories, the most important of which we’re posting to the Frequently Asked Questions (FAQ) section on a regular basis.

As a reminder, these tools provide an outlet for your inquires about the company’s proposed merger with Express Scripts and serve to keep you informed about what’s changing, how and when changes will occur and what it means to you.

Click here to access the website and view the latest round of FAQs compiled from the Medco Merger Questions mailbox — and please continue to submit new questions/concerns as they arise. The mailbox will be monitored regularly and remain open throughout the merger period.

Careful Communications – A Reminder

As a reminder, employees are asked to bear in mind that the company is in a period of very tight regulatory control and we must adhere to strict procedures to ensure that when communicating merger-related information to colleagues, clients and members we do not inadvertently breach securities laws and regulations.

Therefore:

•     Please refrain from creating your own merger-related messages or Frequently Asked Questions documents for use by any internal or external groups. In addition to the formal internal and external announcements issued on Thursday, July 21, account teams and other groups have received approved materials. Further information will be available on the internal site detailed above. Creating new documents or rewriting materials — including making even seemingly minor changes — could lead to a violation.

•     Please refer any media inquiries about the proposed merger to a member of our Public Affairs staff. Click on the following links to access those names and to re-familiarize yourself with Medco’s policies on media relations and social media (Media relations policy — Social media policy).

Your assistance is appreciated.

This material was first provided to stockholders of Medco on December 9, 2011.

Legend

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed merger, Aristotle Holding, Inc., a wholly owned subsidiary of Express Scripts, Inc. filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger and any other relevant documents as well as any amendments or supplements to those documents, because they contain important information.

The joint proxy statement/prospectus was first mailed to Medco stockholders beginning November 18, 2011. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400. Copies of Express Scripts’ SEC filings can be obtained, free of charge, by directing a request to Express Scripts, Inc., Investor Relations, One Express Way, Saint Louis, MO, 63121.

Global eMails is a communication service managed by the Internal Communications Department within Corporate Communications. All content is reviewed, edited, formatted, and approved by an editorial advisory team. Please note that we request a 24-hour lead time for each item. High priority global e-mails are distributed on an as-needed basis. If you have questions regarding the process, need help developing a communication, or have ideas on how to improve this service, please contact Andrew Miller at (201) 269-3708 or a_miller@medco.com. To request a global e-mail, go to the Support Services homepage on MedcoOnline, use the “Search” field to enter either “Email” or “Global,” then hit the “Go” button to access an Eform.

Medco-Express Scripts Merger Agreement – Employee FAQ

Week of December 9, 2011

Question	Answer	Date Posted

THE TRANSACTION
A-28: How do I obtain a copy of the S-4 document that was mentioned in the recent Q&A – is it a public document?

The S-4 can be found on the SEC’s website under the company name Aristotle Holdings. You should be able to access the document using this address:

http://www.sec.gov/Archives/edgar/data/

1532063/000095012311098515/c66143a1sv4za.htm

12-9-11

COMMUNICATIONS
F-4: Regarding the broadcast last month, why couldn’t all employees view it? Are there plans in the works to put out additional communication regarding that broadcast?

Our first priority is to serve our members and our clients and it was not possible to schedule everybody to view the broadcast.

Further, due to regulatory requirements, we are not able to provide a transcript. However, the broadcast was covered in November 7, 2011 edition of Medco Extra and considerable information, including detailed Q&As, are online and available to all employees.

The broadcast will be archived and we anticipate it being available to all employees in late-December.

12-9-11

EMPLOYMENT
E-18: How will unused 2012 vacation be paid if an employee is terminated shortly after the merger is approved?	Accrued, unused vacation will be paid out upon termination in accordance with our existing policies or applicable collective bargaining agreements.	12-9-11

CONTINUING OPERATIONS & INTEGRATION
G-13: Regarding contributions to the Medco Foundation, will our deposited funds be available for future allocation?	For those employees with a charitable flex fund, administered through the Bergen County United Way, balances will continue to be available for allocation following the merger.	12-9-11

RESPONSES FROM EXPRESS SCRIPTS
H-11: What are the retiree benefits that ESI offers?	Express Scripts employees can participate in a 401(k) with a company match with many investment options. Express Scripts 401(k) plan does not include Express Scripts stock fund as an investment option. Retirees can enroll in a retiree medical plan until age 65. Premiums are paid by the retiree.	12-9-11
H-12: Does ESI have a Political Action Committee?	Yes, Express Scripts has a Political Action Committee.	12-9-11
H-13: Will we continue to use our current systems and processes to do our daily work, or will we transition to one system. If so, when and how?	Currently, extensive planning is taking place to evaluate system and process needs for the proposed combined organization. If, once the proposed merger is approved, it is determined that any different systems and/or processes are warranted, rest assured you will be notified and provided training as needed to ensure a smooth transition.	12-9-11
H-14: Currently, Express Scripts continues to post positions that are available within their organization. Knowing the merger will create redundancies, why would they not try to wait for the creation of the larger organization?	While planning for the proposed merger, both organizations will continue to operate separately with business as usual. This includes responding to any business needs requiring current-state staffing decisions. If the merger is approved, staffing needs will be evaluated and addressed as a combined organization.	12-9-11
H-15: What are Express Scripts corporate values with regard to patients/members and clients? Do they have the same level of passion for the patient that we do?	Express Scripts is a values-driven organization. These values, called The Express Way, include: Integrity, Mutual Respect, Passion, Alignment, Collaboration, and Service. Everyone who works at Express Scripts supports these values. Express Scripts is every bit as committed to clients and patients as Medco.	12-9-11

H-16: Does Express Scripts have a department like we do called Client Services that assists the clients with their member related escalated issues?	Yes, Express Scripts has a Client Services department responsible for ensuring high-quality service delivery to members and clients in a cost-efficient manner.	12-9-11
H-17: Do Express Scripts techs typically work 40hrs / week like Medco?	Express Scripts has full-time and part-time employees. Work schedules vary by location throughout the organization. Staffing needs and operational demands may necessitate variations in starting and ending times, as well as variations in the total hours that may be scheduled each day and week.	12-9-11
H-18: How does Express Scripts vision/business philosophy compare to Medco’s, specifically with regard to closing gaps in care?

Express Scripts and Medco believe the transaction will deliver value to clients and their members, shareholders, and other stakeholders by:

•     Generating greater cost savings for patients and plan sponsors

•     Creating more efficiency in the supply chain

•     Closing gaps in care and achieving greater adherence through our combined behavioral and clinical approach

•     Utilizing our collective expertise to better manage the cost and care associated with specialty medications

•     Optimizing our ability to respond to an increasingly complex Medicare and Medicaid environment

•     Enhancing mail pharmacy technology to optimize patient care and satisfaction

•     Accelerating the research, development and deployment of trend management solutions to address inefficiencies in the marketplace

•     Continuing to advance evidence-based and safety solutions for innovative pharmaceuticals and biosimilars

•     Advancing our efforts against fraud, waste and abuse

•     Attracting other leading healthcare entities to collaborate on next-generation solutions.

12-9-11

This material was first provided to stockholders of Medco on December 9, 2011.

Legend

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed merger, Aristotle Holding, Inc., a wholly owned subsidiary of Express Scripts, Inc. filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger and any other relevant documents as well as any amendments or supplements to those documents, because they contain important information.

The joint proxy statement/prospectus was first mailed to Medco stockholders beginning November 18, 2011. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400. Copies of Express Scripts’ SEC filings can be obtained, free of charge, by directing a request to Express Scripts, Inc., Investor Relations, One Express Way, Saint Louis, MO, 63121.